                                                                     Exhibit 4.8

                        ORDINARY SHARE WARRANT AGREEMENT*


                        dated as of ______________ , ___

                                       FOR

                   [UP TO ___________] ORDINARY SHARE WARRANTS

                           EXPIRING ____________, ___


between


                        SOLARFUN POWER HOLDINGS CO., LTD.

                                       and

                   [NAME OF ORDINARY SHARE WARRANT AGENT], AS
                          ORDINARY SHARE WARRANT AGENT




------------------------
* OPTIONS REPRESENTED BY BRACKETED OR BLANK SECTIONS HEREIN SHALL BE DETERMINED IN CONFORMITY WITH THE APPLICABLE PROSPECTUS SUPPLEMENT OR SUPPLEMENTS.

     This ORDINARY SHARE WARRANT AGREEMENT, dated as of___________, between Solarfun Power Holdings Co., Ltd., a company incorporated in the Cayman Islands (the "Company"), and ______, a organized and existing under the laws of________, warrant agent (the "Ordinary Share Warrant Agent").

     WHEREAS, the Company proposes to sell [title of securities being offered (the "Offered Securities") with] certificates evidencing one or more warrants (the "Ordinary Share Warrants" or, individually, a "Ordinary Share Warrant") representing the right to purchase the Company's Ordinary Shares (the "Ordinary Share"), with par value $0.0001 per share, represented by American depositary shares, such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Ordinary Share Warrant Certificates"; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Ordinary Share Warrant Agreement to provide for the issuance of Ordinary Share Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as herein after provided;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
        ISSUANCE OF ORDINARY SHARE WARRANTS AND EXECUTION AND DELIVERY OF
                      ORDINARY SHARE WARRANT CERTIFICATES

SECTION 1.01. ISSUANCE OF ORDINARY SHARE WARRANTS.

     Ordinary Share Warrants may be issued from time to time, together with or separately from Offered Securities. Prior to the issuance of any Ordinary Share Warrants, there shall be established by or pursuant to a resolution or resolutions duly adopted by the Company's Board of Directors or by any committee thereof duly authorized to act with respect thereto (a "Board Resolution"):

     (1)  The title and aggregate number of such Ordinary Share Warrants.

     (2)  The offering price of such Ordinary Share Warrant.

     (3) The number of Ordinary Shares that may be purchased upon exercise of each such Ordinary Share Warrant; the price, or the manner of determining the price (the "Ordinary Share Warrant Price"), at which such Ordinary Shares may be purchased upon exercise of such Ordinary Share Warrants; if other than cash, the property and manner in which the Ordinary Share Warrant Price may be paid; and any minimum number of such Ordinary Share Warrants that are exercisable at any one time.

     (4) The time or times at which, or period or periods during which, such Ordinary Share Warrants may be exercised and the final date on which such Ordinary Share Warrants may be exercised (the "Expiration Date").

     (5)  The terms of any right to redeem such Ordinary Share Warrants.

     (6) The terms of any right of the Company to accelerate the Ordinary Share Warrants upon the occurrence of certain events.

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

     (7) Where the registered warrant certificates evidencing such Ordinary Share Warrants (the "Ordinary Share Warrant Certificates") may be transferred and exchanged.

     (8) Whether such Ordinary Share Warrants are to be issued with any Offered Securities and, if so, the number and terms of any such Offered Securities.

     (9) The date, if any, on and after which the Ordinary Share Warrants and the Offered Securities will be separately transferable (the "Detachable Date").

     (10) Any other terms of such Ordinary Share Warrants not inconsistent with the provisions of this Agreement.

SECTION 1.02. FORM AND EXECUTION OF ORDINARY SHARE WARRANT CERTIFICATES.

(a) The Ordinary Share Warrants shall be evidenced by the Ordinary Share Warrant Certificates, which shall be in registered form and substantially in such form or forms as shall be established by or pursuant to a Board Resolution. Each Ordinary Share Warrant Certificate, whenever issued, shall be dated the date it is countersigned by the Ordinary Share Warrant Agent and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any securities exchange on which the Ordinary Share or Ordinary Share Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (his execution thereof to be conclusive evidence of such approval). Each Ordinary Share Warrant Certificate shall evidence one or more Ordinary Share Warrants.

(b) The Ordinary Share Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman, Chief Executive Officer, Chief Financial Officer or any Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President") under its corporate seal, and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Ordinary Share Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Ordinary Share Warrant Certificates.

(c) No Ordinary Share Warrant Certificate shall be valid for any purpose, and no Ordinary Share Warrant evidenced thereby shall be deemed issued or exercisable, until such Ordinary Share Warrant Certificate has been countersigned by the manual or facsimile signature of the Ordinary Share Warrant Agent. Such signature by the Ordinary Share Warrant Agent upon any Ordinary Share Warrant Certificate executed by the Company shall be conclusive evidence that the Ordinary Share Warrant Certificate so countersigned has been duly issued hereunder.

(d) In case any officer of the Company who shall have signed any Ordinary Share Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Ordinary Share Warrant Certificate so signed shall have been countersigned and delivered by the Ordinary Share Warrant Agent, such Ordinary Share Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Ordinary Share Warrant Certificate had not ceased to be such officer of the Company; and any Ordinary Share Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Ordinary Share

     Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.


SECTION 1.03. ISSUANCE AND DELIVERY OF ORDINARY SHARE WARRANT CERTIFICATES.

     At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Ordinary Share Warrant Certificates executed by the Company to the Ordinary Share Warrant Agent for countersignature. Except as provided in the following sentence, the Ordinary Share Warrant Agent shall thereupon countersign and deliver such Ordinary Share Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of an Ordinary Share Warrant Certificate evidencing Ordinary Share Warrants, the Ordinary Share Warrant Agent shall countersign a new Ordinary Share Warrant Certificate evidencing such Ordinary Share Warrants only if such Ordinary Share Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Ordinary Share Warrant Certificates evidencing such Ordinary Share Warrants or in connection with their transfer, as hereinafter provided.

SECTION 1.04. TEMPORARY ORDINARY SHARE WARRANT CERTIFICATES.

     Pending the preparation of definitive Ordinary Share Warrant Certificates, the Company may execute, and upon the order of the Company the Ordinary Share Warrant Agent shall countersign and deliver, temporary Ordinary Share Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Ordinary Share Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Ordinary Share Warrant Certificates may determine, as evidenced by his execution of such Ordinary Share Warrant Certificates.

     If temporary Ordinary Share Warrant Certificates are issued, the Company will cause definitive Ordinary Share Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Ordinary Share Warrant Certificates, the temporary Ordinary Share Warrant Certificates shall be exchangeable for definitive Ordinary Share Warrant Certificates upon surrender of the temporary Ordinary Share Warrant Certificates at the corporate trust office of the Ordinary Share Warrant Agent [or _________________], without charge to the Holder, as defined in Section 1.06 hereof. Upon surrender for cancellation of any one or more temporary Ordinary Share Warrant Certificates, the Company shall execute and the Ordinary Share Warrant Agent shall countersign and deliver in exchange therefor definitive Ordinary Share Warrant Certificates representing the same aggregate number of Ordinary Share Warrants. Until so exchanged, the temporary Ordinary Share Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Ordinary Share Warrant Certificates.

SECTION 1.05. PAYMENT OF TAXES.

     The Company will pay all stamp and other similar duties, if any, to which this Agreement or the original issuance of the Ordinary Share Warrants or Ordinary Share Warrant Certificates may be subject under the laws of the Cayman Islands or any other jurisdiction. The Company is not responsible for the payment of any other taxes.

SECTION 1.06. "HOLDER".

     The term "Holder" or "Holders" as used herein with reference to an Ordinary Share Warrant Certificate shall mean the person or persons in whose name such Ordinary Share Warrant Certificate shall then be registered as set forth in the Ordinary Share Warrant Register to be maintained by the Ordinary Share Warrant Agent pursuant to Section 4.01 for that purpose or, in the case of Ordinary Share Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, the person or persons in whose name the related Offered Securities shall be registered as set forth in the security register for such Offered Securities, prior to the Detachable Date. In the case of Ordinary Share Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, the Company will, or will cause the security registrar of any such Offered Securities to, make available to the Ordinary Share Warrant Agent at all times (including on and after the Detachable Date, in the case of Ordinary Share Warrants originally issued with Offered Securities and not subsequently transferred separately therefrom) such information as to holders of Offered Securities with Ordinary Share Warrants attached thereto as may be necessary to keep the Ordinary Share Warrant Register up to date.

                                   ARTICLE II
                DURATION AND EXERCISE OF ORDINARY SHARE WARRANTS

SECTION 2.01. DURATION OF ORDINARY SHARE WARRANTS.

     Each Ordinary Share Warrant may be exercised at the time or times, or during the period or periods, provided by or pursuant to the Board Resolution relating thereto and specified in the Ordinary Share Warrant Certificate evidencing such Ordinary Share Warrant. Each Ordinary Share Warrant not exercised at or before 5:00 P.M., New York City time, on its Expiration Date shall become void, and all rights of the Holder of such Ordinary Share Warrant thereunder and under this Agreement shall cease, PROVIDED that the Company reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Company so determines, extend the expiration date of the Ordinary Share Warrants for such periods of time as it chooses; FURTHER PROVIDED that in no case may the expiration date of the Ordinary Share Warrants (as extended) be extended beyond _____ years from the expiration date set forth above. Whenever the expiration date of the Ordinary Share Warrants is so extended, the Company shall at least 20 days prior to the then expiration date cause to be mailed to the Ordinary Share Warrant Agent and the registered Holders of the Ordinary Share Warrants in accordance with the provisions of Section 5.03 hereof a notice stating that the expiration date has been extended and setting forth the new expiration date. No adjustment shall be made for any dividends on any Ordinary Share issuable upon exercise of any Ordinary Share Warrant.

SECTION 2.02. EXERCISE OF ORDINARY SHARE WARRANTS.

(a) The Holder of an Ordinary Share Warrant shall have the right, at its option, to exercise such Ordinary Share Warrant and, subject to subsection
     (e) of this Section 2.02, purchase the number of Ordinary Shares provided for therein at the time or times or during the period or periods referred to in Section 2.01 and specified in the Ordinary Share Warrant Certificate evidencing such Ordinary Share Warrant. No fewer than the minimum number of Ordinary Share Warrants as set forth in the Ordinary Share Warrant Certificate may be exercised by or on behalf of any one Holder at any one time. Except as may be provided in an Ordinary Share Warrant Certificate, an Ordinary Share Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Ordinary Share Warrant Certificate, by duly executing the same, and by delivering the same, together with payment in full of the Ordinary Share Warrant Price, in lawful money of the United States of America, in cash or by certified or official bank check or by bank wire transfer, or in property, in the manner provided by or pursuant to the Board Resolution relative thereto and specified in the Ordinary Share Warrant Certificate evidencing such Ordinary Share Warrant, to the Ordinary Share Warrant Agent. Except as may be provided in an Ordinary Share Warrant Certificate, the date on which such Ordinary Share Warrant Certificate and payment are received by the Ordinary Share Warrant Agent as aforesaid shall be deemed to be the date on which the Ordinary Share Warrant is exercised and the relevant Ordinary Shares are issued.

(b) Upon the exercise of an Ordinary Share Warrant, the Company shall issue, to or upon the order of the Holder of such Ordinary Share Warrant, the Ordinary Shares to which such Holder is entitled, registered, in the case of Ordinary Shares in registered form, in such name or names as may be directed by such Holder.

(c) If fewer than all of the Ordinary Share Warrants evidenced by Ordinary Share Warrant Certificates are exercised, the Company shall execute, and an authorized officer of the Ordinary Share Warrant Agent shall countersign and deliver, a new Ordinary Share Warrant Certificate evidencing the number of Ordinary Share Warrants remaining unexercised.

(d) The Ordinary Share Warrant Agent shall deposit all funds received by it in payment of the Ordinary Share Warrant Price for Ordinary Share Warrants in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Ordinary Share Warrant Price for Ordinary Share Warrants is received of the amount so deposited in its account. The Ordinary Share Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

(e) The Ordinary Share Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Ordinary Share Warrants of each title exercised as provided herein, (ii) the instructions of each Holder of such Ordinary Share Warrants with respect to delivery of the Ordinary Share issued upon exercise of such Ordinary Share Warrants to which such Holder is entitled upon such exercise, and (iii) such other information as the Company or such Trustee shall reasonably require. Such notice may be given by telephone to be promptly confirmed in writing.

(f) The Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Ordinary Share; and in the event that any such transfer is involved, the Company shall not be required to issue any Ordinary Share (and the Holder's purchase of the Ordinary Shares issued upon the exercise of such Holder's Ordinary Share Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

SECTION 2.03. ORDINARY SHARE WARRANT ADJUSTMENTS.

     The terms and conditions, if any, on which the exercise price of and/or the number of Ordinary Shares covered by Ordinary Share Warrants are subject to adjustments will be set forth in the Prospectus Supplement relating thereto. Such terms will include the adjustment mechanism for the exercise price of, and the number of Ordinary Shares covered by, Ordinary Share Warrants, the events requiring such adjustments, the events upon which the Company may, in lieu of making such adjustments, make proper provisions so that the Holder, upon exercise of such Holder's Ordinary Share Warrant, would be treated as if such Holder had been a holder of the Ordinary Share received upon such exercise, prior to the occurrence of such events, and provisions affecting exercise of the Ordinary Share Warrants in the event of certain events affecting the Ordinary Share.

                                   ARTICLE III
        OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF ORDINARY SHARE
                                    WARRANTS

SECTION 3.01. NO RIGHTS AS HOLDER OF ORDINARY SHARE CONFERRED BY ORDINARY SHARE WARRANTS OR ORDINARY SHARE WARRANT CERTIFICATES.

     A Holder of an Ordinary Share Warrant or Ordinary Share Warrant Certificate shall have none of the rights of a holder of Ordinary Share.

SECTION 3.02. LOST, STOLEN, DESTROYED OR MUTILATED ORDINARY SHARE WARRANT CERTIFICATES.

     Upon receipt by the Company and the Ordinary Share Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Ordinary Share Warrant Certificate and of indemnity (other than in connection with any mutilated Ordinary Share Warrant Certificates surrendered to the Ordinary Share Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and the Ordinary Share Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Ordinary Share Warrant Certificate, a new Ordinary Share Warrant Certificate evidencing a like number of Ordinary Share Warrants of the same title. Upon the issuance of a new Ordinary Share Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other similar tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Ordinary Share Warrant Agent) in connection therewith. Every substitute Ordinary Share Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Ordinary Share Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Ordinary Share Warrant Certificates, duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Ordinary Share Warrant Certificates.

SECTION 3.03. HOLDERS OF ORDINARY SHARE WARRANTS MAY ENFORCE RIGHTS.

     Notwithstanding any of the provisions of this Agreement, any Holder may, without the consent of the Ordinary Share Warrant Agent, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Ordinary Share Warrants as provided in the Ordinary Share Warrants and in this Agreement.

SECTION 3.04. MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE.

(a) In case any of the following shall occur while any Ordinary Share Warrants are outstanding: (i) any reclassification or change of the outstanding Ordinary Shares; or (ii) any consolidation or merger to which the Company is party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding Ordinary Shares issuable upon exercise of the Ordinary Share Warrants); or (iii) any sale, conveyance or lease to another corporation of the property of the Company as an entirety or substantially as an entirety; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the Holders of the Ordinary Share Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Ordinary Share Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a reclassification, change,

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     consolidation, merger, sale, conveyance or lease as would be received by a holder of the number of Ordinary Shares issuable upon exercise of such Ordinary Share Warrant immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease, the Company shall thereupon be relieved of any further obligation hereunder or under the Ordinary Share Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any of all of the Ordinary Share Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Ordinary Share in its own name, in fulfillment of its obligations to deliver Ordinary Share upon exercise of the Ordinary Share Warrants. All the Ordinary Share Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Ordinary Share Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Ordinary Share Warrants had been issued at the date of the execution hereof. In case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Ordinary Share Warrants thereafter to be issued as may be appropriate.

(b) The Ordinary Share Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.04.

SECTION 3.05. TREATMENT OF HOLDERS OF ORDINARY SHARE WARRANT CERTIFICATES.

(a) In the event that the Ordinary Share Warrants are offered together with, and, prior to the Detachable Date, are not detachable from, Offered Securities, the Company, the Ordinary Share Warrant Agent and all other persons may, prior to such Detachable Date, treat the holder of the Offered Security as the Holder of the Ordinary Share Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Ordinary Share Warrants evidenced by such Ordinary Share Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to due presentment of an Ordinary Share Warrant Certificate for registration of transfer, the Company and the Ordinary Share Warrant Agent may treat the registered Holder of an Ordinary Share Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Ordinary Share Warrants evidenced thereby, any notice to the contrary notwithstanding.

(b) In all other cases, the Company and the Ordinary Share Warrant Agent may treat the registered Holder of an Ordinary Share Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Ordinary Share Warrants evidenced thereby, any notice to the contrary notwithstanding.

                                   ARTICLE IV
                EXCHANGE AND TRANSFER OF ORDINARY SHARE WARRANTS

SECTION 4.01. ORDINARY SHARE WARRANT REGISTER; EXCHANGE AND TRANSFER OF ORDINARY SHARE WARRANTS.

     The Ordinary Share Warrant Agent shall maintain, at its corporate trust office [or at _______], a register (the "Ordinary Share Warrant Register") in which, upon the issuance of Ordinary Share Warrants, or on and after the Detachable Date in the case of Ordinary Share Warrants not separately transferable prior thereto, and, subject to such reasonable regulations as the Ordinary Share Warrant Agent may prescribe, it shall register Ordinary Share Warrant Certificates and exchanges and transfers thereof. The Ordinary Share Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

     Except as provided in the following sentence, upon surrender at the corporate trust office of the Ordinary Share Warrant Agent [or at _______ ], Ordinary Share Warrant Certificates may be exchanged for one or more other Ordinary Share Warrant Certificates evidencing the same aggregate number of Ordinary Share Warrants of the same title, or may be transferred in whole or in part. An Ordinary Share Warrant Certificate evidencing Ordinary Share Warrants that are not then transferable separately from the Offered Security with which they were issued may be exchanged or transferred prior to its Detachable Date only together with such Offered Security and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security; and on or prior to the Detachable Date, each exchange or transfer of such Offered Security on the Security Register of the Offered Securities shall operate also to exchange or transfer the related Ordinary Share Warrants. A transfer shall be registered upon surrender of an Ordinary Share Warrant Certificate to the Ordinary Share Warrant Agent at its corporate trust office [or at ______________________] for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Ordinary Share Warrant Agent. Whenever an Ordinary Share Warrant Certificate is surrendered for exchange or transfer, the Ordinary Share Warrant Agent shall countersign and deliver to the person or persons entitled thereto one or more Ordinary Share Warrant Certificates duly executed by the Company, as so requested. The Ordinary Share Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of an Ordinary Share Warrant Certificate evidencing a fraction of an Ordinary Share Warrant. All Ordinary Share Warrant Certificates issued upon any exchange or transfer of an Ordinary Share Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Ordinary Share Warrant Certificate surrendered for such exchange or transfer.

     No service charge shall be made for any exchange or transfer of Ordinary Share Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.02(f) hereof.

SECTION 4.02. TREATMENT OF HOLDERS OF ORDINARY SHARE WARRANTS.

     Every Holder of Ordinary Share Warrants, by accepting the Ordinary Share Warrant Certificate evidencing the same, consents and agrees with the Company, the Ordinary Share Warrant Agent and with every other Holder of Ordinary Share Warrants of the same title that the Company and the Ordinary Share Warrant Agent may treat the Holder of an Ordinary Share Warrant Certificate (or, if the Ordinary Share Warrant Certificate is not then detachable, the Holder of the related Offered Security) as the absolute owner of such Ordinary Share Warrant for all purposes and as the person entitled to exercise the rights represented by such Ordinary Share Warrant, any notice to the contrary notwithstanding.

SECTION 4.03. CANCELLATION OF ORDINARY SHARE WARRANT CERTIFICATES.

     In the event that the Company shall purchase, redeem or otherwise acquire any Ordinary Share Warrants after the issuance thereof, the Ordinary Share Warrant Certificate or Certificates evidencing such Ordinary Share Warrants shall thereupon be delivered to the Ordinary Share Warrant Agent and be cancelled by it. The Ordinary Share Warrant Agent shall also cancel any Ordinary Share Warrant Certificate (including any mutilated Ordinary Share Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange or transfer. Ordinary Share Warrant Certificates so cancelled shall be delivered by the Ordinary Share Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                    ARTICLE V
                   CONCERNING THE ORDINARY SHARE WARRANT AGENT

SECTION 5.01. ORDINARY SHARE WARRANT AGENT.

     The Company hereby appoints ________ as Ordinary Share Warrant Agent of the Company in respect of the Ordinary Share Warrants upon the terms and subject to the conditions set forth herein; and __________________ hereby accepts such appointment. The Ordinary Share Warrant Agent shall have the powers and authority granted to and conferred upon it in the Ordinary Share Warrant Certificates and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Ordinary Share Warrant Certificates are subject to and governed by the terms and provisions hereof.

SECTION 5.02. CONDITIONS OF ORDINARY SHARE WARRANT AGENT'S OBLIGATIONS.

     The Ordinary Share Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

     (a)  COMPENSATION AND INDEMNIFICATION.

          The Company agrees to promptly pay the Ordinary Share Warrant Agent the compensation set forth in Exhibit A hereto and to reimburse the Ordinary Share Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Ordinary Share Warrant Agent in connection with the services rendered hereunder by the Ordinary Share Warrant Agent. The Company also agrees to indemnify the Ordinary Share Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of the Ordinary Share Warrant Agent arising out of or in connection with its appointment as Ordinary Share Warrant Agent hereunder.

     (b)  AGENT FOR THE COMPANY.

          In acting under this Agreement and in connection with any Ordinary Share Warrant Certificate, the Ordinary Share Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

     (c)  COUNSEL.

          The Ordinary Share Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (d)  DOCUMENTS.

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          The Ordinary Share Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e)  OFFICER'S CERTIFICATE.

          Whenever in the performance of its duties hereunder the Ordinary Share Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Ordinary Share Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman, Chief Executive Officer, Chief Financial Officer, a Vice President, a financial controller, the Secretary or an Assistant Secretary of the Company (an "Officer's Certificate") delivered by the Company to the Ordinary Share Warrant Agent.

     (f)  ACTIONS THROUGH AGENTS.

          The Ordinary Share Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Ordinary Share Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

     (g)  CERTAIN TRANSACTIONS.

          The Ordinary Share Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Ordinary Share Warrant, with the same rights that he, she or it would have if it were not the Ordinary Share Warrant Agent.

     (h)  NO LIABILITY FOR INTEREST.

          The Ordinary Share Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Ordinary Share Warrant Certificates, except as otherwise agreed with the Company.

     (i)  NO LIABILITY FOR INVALIDITY.

          The Ordinary Share Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Ordinary Share Warrant Agent) or any Ordinary Share Warrant Certificate (except as to the countersignature thereof by the Ordinary Share Warrant Agent).

     (j)  NO RESPONSIBILITY FOR COMPANY REPRESENTATIONS.

          The Ordinary Share Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Ordinary Share Warrant Agent or action taken or to be taken by it) or in any Ordinary Share Warrant Certificate (except as to the Ordinary Share Warrant Agent's

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

          countersignature on such Ordinary Share Warrant Certificate), all of which recitals and representations are made solely by the Company.

     (k)  NO IMPLIED OBLIGATIONS.

          The Ordinary Share Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Ordinary Share Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Ordinary Share Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Ordinary Share Warrant Certificate countersigned by the Ordinary Share Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Ordinary Share Warrants. The Ordinary Share Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Ordinary Share Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

SECTION 5.03. COMPLIANCE WITH APPLICABLE LAWS.

     The Ordinary Share Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Ordinary Share Warrant Agreement and in connection with the Ordinary Share Warrants.

SECTION 5.04. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(a) The Company agrees, for the benefit of the Holders of the Ordinary Share Warrants, that there shall at all times be an Ordinary Share Warrant Agent hereunder until all the Ordinary Share Warrants are no longer exercisable.

(b) The Ordinary Share Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Ordinary Share Warrant Agent and acceptance of such appointment by such successor Ordinary Share Warrant Agent, as hereinafter provided. The Ordinary Share Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the two preceding sentences, such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Ordinary Share Warrant Agent and the acceptance of such appointment by such successor Ordinary Share Warrant Agent. In the event a successor Ordinary Share Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Ordinary Share Warrant Agent's notice of resignation, the Ordinary Share Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Ordinary Share Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Ordinary Share Warrant Agent.

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

(c) In case at any time the Ordinary Share Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian for it or for all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Ordinary Share Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Ordinary Share Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Ordinary Share Warrant Agent. Upon the appointment as aforesaid of a successor Ordinary Share Warrant Agent and acceptance by the latter of such appointment, the Ordinary Share Warrant Agent so superseded shall cease to be Ordinary Share Warrant Agent hereunder.

(d) Any successor Ordinary Share Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Ordinary Share Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Ordinary Share Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Ordinary Share Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Ordinary Share Warrant Agent hereunder.

(e) The Company shall cause notice of the appointment of any successor Ordinary Share Warrant Agent to be mailed by first class mail, postage prepaid, to each Holder at its address appearing on the Ordinary Share Warrant Register. Such notice shall set forth the name and address of the successor Ordinary Share Warrant Agent. Failure to give any notice provided for in this Section 5.04(e), or any defect therein, shall not, however, affect the legality or validity of the appointment of the successor Ordinary Share Warrant Agent.

(f) Any corporation into which the Ordinary Share Warrant Agent hereunder may be merged or converted or any corporation with which the Ordinary Share Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Ordinary Share Warrant Agent shall be a party, or any corporation to which the Ordinary Share Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Ordinary Share Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Ordinary Share Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.01. SUPPLEMENTS AND AMENDMENTS.

(a) This Agreement and the Ordinary Share Warrants may be supplemented or amended by the Company and the Ordinary Share Warrant Agent, without the consent of the Holders of Ordinary Share Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem to be necessary or desirable and which will not materially adversely affect the interests of the Holders of the Ordinary Share Warrants. Every Holder of Ordinary Share Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interests of the Holders, the Company shall give notice thereof, as provided in Section 5.04(e) hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

(b) The Company and the Ordinary Share Warrant Agent may modify or amend this Agreement and the Ordinary Share Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Ordinary Share Warrants affected by such modification or amendment, for any purpose; PROVIDED, HOWEVER, that no such modification or amendment that shortens the period of time during which the Ordinary Share Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of Holders of outstanding Ordinary Share Warrants the consent of which is required for modification or amendment of this Agreement or the Ordinary Share Warrants, may be made without the consent of each Holder affected thereby.

SECTION 6.02. NOTICES AND DEMANDS TO THE COMPANY AND ORDINARY SHARE WARRANT
AGENT.

     If the Ordinary Share Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Ordinary Share Warrant Certificates, the Ordinary Share Warrant Agent shall promptly forward such notice or demand to the Company.

SECTION 6.03. ADDRESSES FOR NOTICES.

     Any communications from the Company to the Ordinary Share Warrant Agent with respect to this Agreement shall be addressed to [name of Ordinary Share Warrant Agent], [__________________, ________], Attention: [________]; any
communications from the Ordinary Share Warrant Agent to the Company with respect to this Agreement shall be addressed to Solarfun Power Holdings Co., Ltd., 666 Linyang Road, Qidong, Jiangsu Province, 226200, People's Republic of China,
Attention: [Chief Financial Officer]; or such other addresses as shall be specified in writing by the Ordinary Share Warrant Agent or by the Company.

SECTION 6.04. GOVERNING LAW. THIS AGREEMENT AND THE ORDINARY SHARE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

SECTION 6.05. PERSONS HAVING RIGHTS UNDER ORDINARY SHARE WARRANT AGREEMENT.

     Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Ordinary Share Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Ordinary Share Warrant Agent and their successors and of the Holders of Ordinary Share Warrant Certificates.

SECTION 6.06. DELIVERY OF PROSPECTUS.

     The Company will furnish to the Ordinary Share Warrant Agent sufficient copies of a prospectus or prospectuses relating to the Ordinary Shares deliverable upon exercise of any outstanding Ordinary Share Warrants (each a "Prospectus"), and the Ordinary Share Warrant, prior to or concurrently with the delivery of the Ordinary Shares issued upon the exercise thereof, a copy of the Prospectus relating to such Ordinary Share.

SECTION 6.07. HEADINGS.

     The descriptive headings of the several Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 6.08. COUNTERPARTS.

     This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.09. INSPECTION OF AGREEMENT.

     A copy of this Agreement shall be available during normal business hours at the principal corporate trust office of the Ordinary Share Warrant Agent, for inspection by any Holder of Ordinary Share Warrants. The Ordinary Share Warrant Agent may require such Holder to submit its Ordinary Share Warrant Certificate for inspection prior to making such copy available.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

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

SOLARFUN POWER HOLDINGS CO., LTD.

By:  ________________________________

NAME AND TITLE:  ____________________



[ORDINARY SHARE WARRANT AGENT]

By:  ________________________________

NAME AND TITLE:  ____________________

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